                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement                   [ ]  Confidential, For Use of the Commission Only
[X] Definitive Proxy Statement                         (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or
    Rule 14a-12




                             ATLANTIS PLASTICS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Party:

        (4) Date Filed:

                             ATLANTIS PLASTICS, INC.

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999

                          ----------------------------


To our Shareholders:

         The 1999 Annual Meeting of Shareholders of Atlantis Plastics, Inc., a Florida corporation (the "Company"), will be held at 9:30 a.m., local time, on Tuesday, May 25, 1999, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida. At the meeting, shareholders will vote on the following matters:

         1.  Election of eight directors, each for a term of one year; and

         2. Any other matters that properly come before the meeting and any postponement or adjournment thereof.

         Shareholders of record as of the close of business on March 31, 1999 are entitled to vote at the meeting and any postponement or adjournment thereof.

         Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                     By Order of the Board of Directors,



                                     Marilyn D. Kuffner
                                     SECRETARY

Miami, Florida
April 7, 1999

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                             ATLANTIS PLASTICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Atlantis Plastics, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company, to be held on the 25th day of May 1999, or any postponement or adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting at the time and place indicated therein. No proxies will be solicited from the holders of the Company's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"). The Class B Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934. The approximate date this Proxy Statement, the accompanying notice and proxy, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 are first being mailed to holders of Class A Common Stock is April 16, 1999. The complete mailing address, including zip code, of the principal executive offices of the Company is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company from the holders of Class A Common Stock. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders of Class A Common Stock have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, shareholders will consider and vote on the following matters:

            1. Election of eight directors, each for a term of one year; and

            2. Any other matters that properly come before the Annual Meeting and any postponement or adjournment thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares of Class A Common Stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the two nominees for director named below to be elected by the holders of Class A Common Stock (see "Outstanding Shares and Voting Rights," below), and (b) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares of Class A Common Stock will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on March 31, 1999 (the "Record Date") as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,781,278 shares of Class A Common Stock and 2,803,444 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock are collectively referred to as the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval, and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to two directors (the "Class A Directors"). Holders of the Class B Common Stock are entitled to 10 votes per share on each matter submitted to shareholders for approval (other than the election of directors, as to which each share has one vote), and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors (the "Class B Directors"). On all matters other than the election of directors, and except as may be otherwise provided by Florida law or the Company's Articles of Incorporation or Bylaws, the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business. If less than a majority of the outstanding shares of each class of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. For purposes of electing the Class A Directors at the Annual Meeting, the affirmative vote of a plurality of the votes cast at the meeting by the holders of Class A Common Stock voting as a separate class is required for the election of such directors. For purposes of electing the Class B Directors at the Annual Meeting, the affirmative vote of a plurality of the votes cast at the meeting by the holders of Class B Common Stock voting as a separate class is required for the election of such directors. The approval of any other matter that may be properly submitted to a vote of the shareholders will require the affirmative vote of a plurality of the votes cast at the meeting by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, unless the matter is one for which a greater vote is required by law or the Company's Articles of Incorporation or Bylaws.

         Abstentions with respect to the election of directors and any other matter properly presented at the meeting will not be voted, although they will be counted for purposes of determining whether there is a quorum. Abstentions and "broker non-votes" (shares held in "street name" through a broker or other nominee as to which voting discretion on a particular matter has not been received from the beneficial owners and such broker or other nominee is not permitted to exercise voting discretion on a particular matter) with respect to any other matter properly presented at the meeting will not be voted, although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions and "broker non-votes" will have the effect of a negative vote on any such matter.

                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of each class of the Company's Common Stock as of March 19, 1999 by (a) each person known to the Company to own beneficially more than five percent, (b) each of the Company's directors and nominees for director, (c) each Named Executive Officer (as such term is defined in the Summary Compensation Table on page 9), and (d) all directors and executive officers of the Company as a group.

                                                  CLASS A COMMON STOCK      CLASS B COMMON STOCK
                                                 BENEFICIALLY OWNED(2)(3)   BENEFICIALLY OWNED(3)       COMBINED
                                                 ------------------------   ---------------------    VOTING POWER OF
NAME AND ADDRESS (1)                              SHARES      PERCENT(4)    SHARES    PERCENT(4)      VOTING STOCK
--------------------                             -------      -----------   ------    -----------    --------------

Michael W. Cook Asset Management,
   Inc. (5) ..............................        662,906        13.9%           --        --             2.0%
Dimensional Fund Advisors Inc. (6) .......        268,920         5.6%           --        --              *
Triad Capital Fund (7) ...................        221,353         4.6%    1,333,032      47.6%           41.3%
Trivest of Florida, Ltd. (7) .............          1,279          *         12,499         *              *
Cesar L. Alvarez(8) (20) .................          6,000          *             --        --              *
Anthony F. Bova(9) (22) ..................        339,600         6.7%           --        --              *
John A. Geary(10) (21) ...................         26,570          *             --        --              *
Phillip T. George, M.D.(11) (12) (22)  ...        385,972         8.0%      608,319      21.7%           19.7%
Larry D. Horner (13) (20) ................          8,000          *             --        --              *
Charles D. Murphy, III (14) (20) .........         28,540          *         27,562        *               *
Joseph D. Piccione (15) (21) .............         10,000          *             --        --              *
Earl W. Powell (11) (16) (22) ............        394,803         8.1%      717,834      25.6%           23.0%
Paul Rudovsky (17) (22) ..................        145,800         3.0%           --        --               *
Chester B. Vanatta (18) (20) .............         60,807         1.3%           --         *               *
All directors  and executive  officers
   as a group (11 persons) (19) ..........      1,628,724        29.9%    2,726,808      95.9%           85.2%



----------

 *    Less than 1%

(1) Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.
(2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Class A Common Stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock.
(4) The percentage of each class is calculated based upon the total number of shares of each class outstanding on March 19, 1999.
(5) Based on a Schedule 13G, dated February 23, 1999, filed by Michael W. Cook Asset Management, Inc. with the Securities and Exchange Commission (the "SEC"), which indicates that its address is 1613 Winchester Road, Suite 210, Memphis, Tennessee 38116.
(6) Based on a Schedule 13G, dated February 12, 1999, filed by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(7) Triad Capital Fund is an Illinois limited partnership of which Trivest of Florida, Ltd., a Florida limited partnership ("Trivest of Florida"), is general partner. The general partner of Trivest of Florida is Trivest, Inc., a Delaware corporation ("Trivest"), that is owned by Dr. George and Mr. Powell. Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell ("Blue Sky Partners"), and Dr. George are limited partners of Triad Capital Fund. In addition, Blue Sky Partners, Mr. Powell and Dr. George are limited partners of Trivest of Florida.
(8) The number of shares of Class A Common Stock indicated includes 6,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan (the "1987 Plan"). Mr. Alvarez' address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.
(9) The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common; (ii) 295,000 shares issuable upon exercise of presently exercisable options granted under the Company's Amended and Restated 1990 Stock Option Plan (the "1990 Plan"); and (iii) 9,600 shares issuable upon exercise of shares issuable upon exercise of presently exercisable options granted under the Company's 1997 Stock Option Plan (the "1997 Plan"). Mr. Bova's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.
(10) The number of shares of Class A Common Stock indicated includes (i) 70 shares directly owned; (ii) 13,500 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (iii) 8,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and (iv) 5,000 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Geary's address is 57850 Tailwind Court, Elkhart, Indiana 46517.
(11) Excludes shares indicated as beneficially owned by Triad Capital Fund or Trivest of Florida. See footnote 7 above.
(12) The number of shares of Class A Common Stock indicated includes (i) 268,083 shares directly owned; (ii) 61,764 shares held of record by Dr. George as custodian for his minor children under the Florida Uniform Gifts to Minors Act, as to which Dr. George disclaims beneficial ownership;
      (iii) 25,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1987 Plan; and (iv) 31,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 1990 Plan. The number of shares of Class B Common Stock indicated includes 608,319 shares directly owned.
(13) The number of shares of Class A Common Stock indicated includes 8,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. Mr. Horner's address is 100 Park Avenue, 28th Floor, New York, New York 10017.
(14) The number of shares of Class A Common Stock indicated includes (i) 6,352 shares directly owned; (ii) 5,000 shares issuable upon exercise of presently exercisable options granted under the Company's 1987 Disinterested Directors Stock Option Plan (the "Directors Plan"); and
      (iii) 17,188 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. The number of shares of Class B Common Stock indicated reflects 17,762 shares directly owned. Mr. Murphy's address is 4019 Los Arabis Drive, Lafayette, California 94549.
(15) Represents (i) 1,000 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (ii) 4,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and (iii) 5,000 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Piccione's address is 4920 S. 48th Avenue West, Tulsa, Oklahoma 74107.
(16) Excludes 1,790 shares of Class A Common Stock beneficially owned by Mr. Powell's spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership. The number of shares of Class A Common Stock indicated includes (i) 277,178 shares directly owned;
      (ii) 6,996 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; and (iii) 110,629 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. The number of shares of Class B Common Stock indicated reflects 717,834 shares directly owned.
(17) The number of shares of Class A Common Stock indicated includes (i) 48,000 shares directly owned; (ii) 69,000 shares issuable upon exercise of presently exercisable options granted under the 1987 Plan; (iii) 20,000 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan; and (iv) 8,800 shares issuable upon exercise of presently exercisable options granted under the 1997 Plan. Mr. Rudovsky's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(18) The number of shares of Class A Common Stock indicated includes (i) 38,619 shares directly owned; (ii) 5,000 shares issuable upon exercise of presently exercisable options granted under the 1987 Directors Plan; and
      (iii) 17,188 shares issuable upon exercise of presently exercisable options granted under the 1990 Plan. Mr. Vanatta's address is 5140 East Mission Hill Drive, Tucson, Arizona 85718.
(19) Includes the shares owned indirectly by Mr. Powell and Dr. George through Triad Capital Fund and Trivest of Florida.
(20)  The named individual is a director of the Company.
(21)  The named individual is an executive officer of the Company.
(22)  The named individual is a director and executive officer of the Company.

                              ELECTION OF DIRECTORS

         The bylaws of the Company provide that the Board of Directors shall consist of not fewer than two nor more than nine members. At present, the Board of Directors consists of eight members: two Class A Directors and six Class B Directors. The present term of all such directors will expire at the Annual Meeting. Each of the eight directors to be elected at the Annual Meeting will serve for a one-year term expiring at the 2000 annual meeting of shareholders and until his successor has been duly elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class A Directors, be re-elected as Class A Directors for a term of one year and until their successors are duly elected and qualified.

NOMINEES

         Two Class A Directors are to be elected at the Annual Meeting by the holders of Class A Common Stock, voting separately as a class. The Board of Directors has nominated Charles D. Murphy, III and Chester B. Vanatta, both of whom are currently serving as Class A Directors, to stand for re-election and proxies representing Class A Common Stock will be voted for such persons absent contrary instructions. For additional information concerning Messrs. Murphy and Vanatta, including a description of their business experience, please see "Management--Directors and Executive Officers" beginning on page 6.

         Six Class B Directors are to be elected at the Annual Meeting by the holders of Class B Common Stock, voting separately as a class. The Board of Directors has nominated Earl W. Powell, Phillip T. George, M.D., Anthony F. Bova, Paul Rudovsky, Cesar L. Alvarez and Larry D. Horner, all of whom are currently serving as Class B Directors, to stand for re-election.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected by the holders of Class A Common Stock is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table, together with the accompanying text, present certain information, as of the Record Date, with respect to each person who is a director and/or an executive officer of the Company. Each director is a citizen of the United States. Each director is elected annually and serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. Each executive officer serves until the election and qualification of his successor or until his death, resignation or removal by the Board of Directors of the Company.


NAME                                           AGE     POSITION(S) HELD WITH THE COMPANY
----                                           ---     ---------------------------------
Earl W. Powell.........................        60      Chairman of the Board

Phillip T. George, M.D.................        59      Vice Chairman of the Board and Chairman of the Executive
                                                       Committee of the Board of Directors

Anthony F. Bova........................        53      President, Chief Executive Officer and Director

Paul Rudovsky..........................        54      Executive Vice President - Finance and Administration, Chief
                                                       Financial Officer and Director

John A. Geary..........................        52      Vice President and General Manager, Profile Extrusion and
                                                       Injection Molding Divisions

Joseph J. Piccione.....................        37      Vice President and General Manager, Stretch Film Division

Gary A. Crutchfield....................        49      Vice President and General Manager, Custom and Institutional
                                                       Film Division

Cesar L. Alvarez.......................        51      Director

Larry D. Horner........................        65      Director

Charles D. Murphy, III.................        55      Director

Chester B. Vanatta.....................        63      Director



         There are no family relationships among the executive officers or directors of the Company.

         Mr. Powell, a cofounder of the Company, has served as Chairman of the Board of the Company since its organization. Mr. Powell also served as Chief Executive Officer of the Company from its organization until February 1995 and served as President from November 1993 to February 1995. Mr. Powell has served as Chairman of the Board of Biscayne Apparel, Inc. ("Biscayne"), a publicly traded company whose principal subsidiaries are engaged in the apparel industry, since October 1985 and also presently serves as Chief Executive Officer of Biscayne. In February 1999, Biscayne and its principal subsidiary M & L International, Inc. filed petitions for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Mr. Powell also serves as Chairman of the Board, President and Chief Executive Officer of Trivest, Inc. ("Trivest"), a private investment firm formed by Mr. Powell and Dr. George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts, and as Chairman of the Board of WinsLoew Furniture, Inc. ("WinsLoew"), a publicly traded company engaged in the manufacture of contract seating and casual and ready-to-assemble furniture. In March 1999, WinsLoew entered into an agreement and plan of merger with an affiliate of Trivest, pursuant to which WinsLoew has agreed, subject to among other things, shareholder approval, to be acquired by Trivest and several members of WinsLoew's management in a merger transaction for $33.00 per share in cash. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick ("Peat Marwick"), certified public accountants, where his positions included serving as managing partner of Peat Marwick's Miami office.

         Dr. George, a cofounder of the Company, has served as the Vice Chairman of the Board since the Company's organization and as Chairman of the Executive Committee of the Board of Directors since February 1990. Dr. George also serves as a director of Biscayne and a director of WinsLoew, and as Vice Chairman of the Board of Trivest. Dr. George's executive position with Trivest has been his principal occupation since retiring from the private practice of plastic and reconstructive surgery in February 1986.

         Mr. Bova joined the Company as President, Chief Executive Officer and a director in February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems and office products.

         Mr. Rudovsky joined the Company in March 1995 and was appointed a director in November 1995. From October 1992 to August 1993, Mr. Rudovsky served as an independent consultant to CCC Information Services Group, Inc. (formerly Infovest Corporation), a provider of information services to the insurance industry. From October 1985 to March 1992, Mr. Rudovsky was the President and Chief Executive Officer of Rudd Manufacturing Co., Inc., a clothing manufacturer. Mr. Rudovsky has been a member of the Corporation of the Massachusetts Institute of Technology since June 1996.

         Mr. Geary has served as the Vice President and General Manager of the Company's Profile Extrusion Division since March 1995 and the Injection Molding Division since November 1995, which Divisions constitute the Company's Molded Products Group. Mr. Geary joined the Company in October 1994 as the President of the Company's Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

         Mr. Piccione joined the Company in January 1996 and was appointed Vice President and General Manager of the Custom and Institutional Film Division in August 1996. In May 1997, he was appointed Vice President and General Manager of the Stretch Film Division. From April 1993 until December 1995, Mr. Piccione served as Business Manager of the Searcy Packaging Division of Bruce Corporation. From July 1986 to July 1992, he was a Product Manager for Mobil Chemical Company.

         Mr. Crutchfield joined the Company in October 1998 as Vice President and General Manager of the Custom and Institutional Film Division. From 1974 until 1998, Mr. Crutchfield was employed by Sonoco Products Company, a Fortune 500 paper and plastics packaging company, in various capacities, including serving as the Vice President of the company's Special Products Group from 1991 until 1994, and serving as Vice President and General Manager of its Industrial Container Division from 1994 until 1998.

         Mr. Alvarez was appointed as a director of the Company in May 1995. Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, P.A. for over twenty years, where he has served as the chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of FDP Corp., Pediatrix Medical Group, Inc., Texpack, N.V. and Watsco, Inc.

         Mr. Horner, appointed a director of the Company in March 1995, has been the Chairman of the Board of Directors of Pacific USA Holdings Corp., a merchant banking firm since August 1994 and the Chairman of the Board of Laidlaw Holdings, Inc. since July 1995. Mr. Horner also serves as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Company Ltd. From April 1991 until August 1994, he served as a Managing Director of Arnhold & S. Bleichroeder, Inc. From 1962 until April 1991, Mr. Horner was a partner with Peat Marwick, where he served as Chairman and Chief Executive Officer from 1984 until his retirement. Mr. Horner also serves as a director of American General Corporation, Phillips Petroleum Company, Newmark Homes Corp. and Biological & Popular Culture, Inc.

         Mr. Murphy, appointed a director of the Company in October 1987, is a financial consultant and an Adjunct Professor of Finance at the McLaren School of Business of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that firm.

         Mr. Vanatta, appointed a director of the Company in February 1987, is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young LLP), certified public accountants.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings during 1998 and also took action by written consent. No incumbent director (other than Mr. Alvarez) attended fewer than 75 percent of the aggregate of (i) the number of Board meetings held during 1998, and (ii) the number of meetings held by all committees of the Board of Directors on which such director served during 1998.

         The Board of Directors has established four standing committees: (1) the Executive Committee, (2) the Audit Committee, (3) the Nominating Committee, and (4) the Compensation Committee.

         The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and administers the Company's 1987 Disinterested Directors Stock Option Plan. The Executive Committee currently consists of Dr. George (Chairman), and Messrs. Powell and Bova. The Executive Committee held no meetings, but took action by unanimous written consent during 1998.

         The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls,
(d) administration of the Company's compliance programs, and (e) having general responsibility for all related auditing matters. The Audit Committee currently consists of Messrs. Vanatta (Chairman), Murphy and Horner. The Audit Committee held two meetings during 1998.

         The Nominating Committee considers and recommends to the Board of Directors a slate of nominees for election as directors of the Company at the annual meeting of the Company's shareholders and, when vacancies occur, candidates for election by the Board of Directors. In addition, the Nominating Committee from time to time evaluates the size and composition of the Board of Directors and makes recommendations to the Board of Directors with respect thereto. Although the Nominating Committee does not solicit suggestions for nominees, the committee will consider nominees recommended by security holders if such recommendations are accompanied by biographical data and sent to the Company's Secretary. The Nominating Committee currently consists of Mr. Powell, Dr. George and Mr. Horner (Chairman). The Nominating Committee held no meetings, but took action by written consent during 1998.

         The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova and Trivest, and makes recommendations to the Board of Directors on compensation matters affecting the Company's other executive officers. The Compensation Committee also administers the Company's stock option plans, including the 1998 Stock Option Plan. The Compensation Committee currently consists of Messrs. Horner (Chairman), Murphy and Vanatta. The Compensation Committee held two meetings and took action by written consent during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1998, the Compensation Committee consisted of Messrs. Horner, Murphy and Vanatta, none of whom is a current or former officer or employee of the Company or any of its subsidiaries, or had any relationship with the Company or any of its subsidiaries in 1998 requiring disclosure under "Certain Relationships and Related Transactions" beginning on page 14.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1997 and 1996 to or on behalf of (i) the Company's Chief Executive Officer, and (ii) the three other most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 in 1998 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                                           -----------------------
                                            ANNUAL COMPENSATION                              AWARDS       PAYOUTS
                                      -------------------------------------------------    -----------   ---------
                                                                           OTHER ANNUAL    SECURITIES      LTIP
                                                                           COMPENSATION    UNDERLYING     PAYOUTS     ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY($)     BONUS($)        ($)(1)       OPTIONS(#)(2)    ($)     COMPENSATION($)
---------------------------           ----      -------       ------       ------------    ------------   -------   ---------------
Anthony F. Bova                       1998      322,620      323,038             --          48,000         --        1,913(3)
  President and Chief                 1997      332,339           --             --              --         --        3,878(3)
  Executive Officer                   1996      307,020      429,093             --          25,000         --        4,750(3)

Paul Rudovsky                         1998      198,983      148,967             --          44,000         --        1,913(3)
  Executive Vice President            1997      202,834           --             --              --         --        3,878(3)
  and Chief Financial Officer         1996      188,693      198,648             --          65,000         --        4,199(3)

John A. Geary                         1998      142,016       44,330             --          25,000         --        1,913(3)
  Vice President - Profile            1997      138,010           --             --          20,000         --        3,878(3)
  Extrusion Division                  1996      123,327       93,240             --          15,000         --        6,354(4)

Joseph J. Piccione                    1998      168,077      140,000             --          25,000         --        1,913(3)
  Vice President - Custom             1997      145,608       50,000         28,677(6)       25,000         --        3,134(3)
  and Institutional Film              1996      113,452       72,121(5)      39,518(6)       15,000         --           --
  Division


----------

(1) Except as otherwise provided herein, no amounts for executive perquisites and other personal benefits, securities or property received by any Named Executive Officer are shown because the aggregate dollar amount is the lesser of either $50,000 or 10% of his annual salary and bonus.
(2)      Shares of Class A Common Stock underlie such options.
(3)      Represents matching contributions by the Company under its 401(k) Plan.
(4) Includes (i) a $2,745 contribution by Pierce Plastics, Inc., a wholly owned subsidiary of the Company, to its profit sharing plan, and (ii) a $3,609 matching contribution by the Company under its 401(k) Plan.
(5) Includes (i) a $10,000 signing bonus in connection with the commencement of Mr. Piccione's employment, and (ii) a $62,121 annual bonus.
(6) Includes (i) $18,672 in 1997 and $27,332 in 1996 for relocation and temporary living expenses incurred in connection with the commencement of Mr. Piccione's employment with the Company, (ii) $8,186 in 1997 and $10,979 in 1996 to reimburse Mr. Piccione for taxes due in connection with certain of the payments described in the preceding clause (i), and
         (iii) $1,819 in 1997 and $1,207 in 1996 for other perquisites.

STOCK OPTION GRANTS

         The following table sets forth information concerning the grant of stock options to the Named Executive Officers in 1998. The Company did not grant any stock appreciation rights in 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         -----------------------------------------------------
                           NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                          SECURITIES   % OF TOTAL                                   AT ASSUMED ANNUAL RATES
                          UNDERLYING     OPTIONS        EXERCISE                  OF STOCK PRICE APPRECIATION
                           OPTIONS      GRANTED TO      OR BASE                        FOR OPTION TERM(2)
                           GRANTED     EMPLOYEES IN      PRICE     EXPIRATION      --------------------------
 NAME                      (#)(1)      FISCAL YEAR      ($/SH)        DATE           5%($)           10%($)
 ----                    -----------   -----------      ------     ----------       -----           ------
 Anthony F. Bova            48,000          23%          5.50       2/13/08         170,915         428,529

 Paul Rudovsky              44,000          21%          5.50       2/13/08         156,672         392,818

 John A. Geary              25,000          12%          5.50       2/13/08          89,018         223,192

 Joseph J. Piccione         25,000          12%          5.50       2/13/08          89,018         223,192


-------------------------

(1) The options become exercisable for 20% of the underlying shares of Class A Common Stock on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become fully exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the Compensation Committee of the Board of Directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2) Based on assumed annual rates of stock price appreciation from the closing price of the Class A Common Stock on the date of grant. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Class A Common Stock and overall stock market conditions.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

         The following table sets forth information, with respect to the Named Executive Officers, concerning options exercised in 1998 and unexercised options held by them as of the end of such fiscal year:

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                              ---------------------------------------------------------------------------------------------
                                                              NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-MONEY
                                  SHARES                  OPTIONS AT DECEMBER 31, 1998    OPTIONS AT DECEMBER 31, 1998($)(1)
                                 ACQUIRED       VALUE     ----------------------------    ---------------------------------
         NAME                  ON EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
--------------------------    ------------    --------    ------------   -------------    ------------    -----------------
Anthony F. Bova ..........            --            --       220,000       203,000           $223,750          $296,250

Paul Rudovsky ............            --            --        71,000       113,000           $ 98,250          $191,750

John A. Geary ............            --            --        14,500        53,000           $ 22,875          $ 94,000

Joseph J. Piccione .......         8,000      $ 11,375         2,000        54,000                 --          $106,750




----------

(1) The closing sales price per share for the Class A Common Stock as reported by the American Stock Exchange on December 31, 1998 was $8.00. Option value is calculated by multiplying (a) the positive difference, if any, between $8.00 and the option exercise price by (b) the number of shares of Class A Common Stock underlying the option.

COMPENSATION OF DIRECTORS

         The Company pays each non-employee director an annual retainer of $14,000, payable quarterly, and a $750 fee for each meeting of the Board attended. In addition, members of the Audit Committee and the Compensation Committee receive a fee for attendance at each committee meeting. If the meeting is held on the same day as a meeting of the Board of Directors, the fee is $300; if not, the fee is $600. The Company also reimburses all directors for their expenses in connection with their activities as directors of the Company.

         Each of the Company's directors is eligible to receive grants of stock options under one or more of the Company's stock option plans. No non-employee directors were granted options in 1998

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Anthony F. Bova is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement effective as of February 1, 1995, and Paul Rudovsky is employed as Executive Vice President-Finance and Administration of the Company pursuant to an employment agreement effective as of March 6, 1995. Such employment agreements are for a period of five years and provide for annual base salaries (subject to annual cost of living increases), certain customary benefits, annual performance-based cash bonuses tied to incremental annual percentage increases in the Company's earnings per share (as adjusted pursuant to the agreements), and severance payments upon termination without cause as follows. In the case of termination without cause, Mr. Bova is entitled to a sum of $300,000, which is payable by the Company in twelve equal installments commencing as of the effective date of termination. In the case of termination without cause, Mr. Rudovsky is entitled to a sum equal to his base salary as then in effect, which is payable by the Company in twelve equal monthly installments commencing as of the effective date of termination. Joseph
J. Piccione is employed as the Vice President of the Company's Stretch Film Division pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary in the case of termination without cause.

         Each of the Named Executive Officers holds options to purchase Common Stock granted under the Company's stock option plans. To the extent not already exercisable, such options generally become exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i) the Company does not survive, or (ii) a controlling amount of the voting power of the Company's voting stock is acquired. In addition, the Compensation Committee of the Board of Directors has the discretion to grant "limited stock appreciation rights" with respect to such options granted under the 1987 Stock Option Plan, pursuant to which, in the event of any tender offer or exchange offer by a third party for more than 20% of the Company's outstanding Common Stock, the options will automatically be canceled in return for a cash payment to the optionee in an amount equal to the difference between the highest price paid per share by the acquiror in such transaction and the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE IN ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

         Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

         Anthony F. Bova was named President and Chief Executive Officer of the Company in February 1995. In 1995, the Compensation Committee approved the Company's execution of a five-year employment agreement with Mr. Bova, the terms of which include a base salary (subject to annual cost of living increases) which the Committee believed to be consistent with industry parameters, customary benefits and annual performance-based cash bonuses tied to incremental increases in the Company's earnings per share. Prior to and in fiscal 1998, the Compensation Committee granted to Mr. Bova options to purchase shares of Class A Common Stock at a price equal to the market price on the date of grant. The Compensation Committee believes that these attributes of Mr. Bova's compensation provide appropriate performance-based incentives.

         The Compensation Committee's general philosophy with respect to the compensation of the Company's other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. In addition, the Company maintains stock option plans which are designed to attract and retain executive officers and other employees of the Company and its subsidiaries and to reward them for delivering long-term value to the Company. Pursuant to these plans, in 1998 the Compensation Committee approved fair market value option grants to certain executive officers.

                                 Larry D. Horner
                             Charles D. Murphy, III
                               Chester B. Vanatta

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Russell 2000 Index and a Peer Group consisting of the Company and three other publicly traded plastics companies selected by the Company for the five years ended December 31, 1998. A list of the companies included in the Peer Group follows the graph below.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG ATLANTIS PLASTICS, INC., THE RUSSELL 2000 INDEX
                             AND A PEER GROUP INDEX

                                    [GRAPH]


=====================================================================================================================
                                   12/93         12/94         12/95         12/96        12/97          12/98

=====================================================================================================================
 Atlantis Plastics, Inc.            100          106.14         94.02       181.33         97.38        143.28

 Peer Group                         100          107.55        119.07       189.18        208.36        187.53

 Russell 2000                       100           98.19        126.11       147.05        179.90        174.86

=====================================================================================================================


Peer Group: AEP Industries Inc., Atlantis Plastics, Inc., Bemis Company, Inc.
            and Spartech Corporation.

* Assumes $100 was invested on 12/31/93 in the Company's Class A Common Stock, the Peer Group and the Russell 2000 Index, and the reinvestment of all dividends.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Class A Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Class A Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the fiscal year ended December 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRIVEST MANAGEMENT AGREEMENT. Since the organization of the Company, Trivest has rendered consulting, financial and management services to the Company, including advice and assistance with respect to acquisitions, pursuant to management agreements between the parties which have been replaced and amended from time to time. The Management Agreement currently in effect commenced as of January 1, 1998 and continues through December 31, 2002 unless terminated earlier. The Management Agreement provides for Trivest to be the exclusive manager and consultant of the Company's business (subject to the Company's right to engage additional financial advisors in connection with certain material transactions if approved by the Company's Board of Directors). Trivest's services include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company as needed from time to time, including identifying and assisting with acquisitions and identifying executive personnel for the Company. The Management Agreement also provides that neither Trivest nor any of its affiliates (other than the Company) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by the Company's Board of Directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by the Company's Board, including a majority of independent directors. Trivest's base compensation is $750,000 annually, payable quarterly and subject to annual adjustments to reflect changes in the consumer price index. If the Company acquires or commences new business operations, the parties will in good faith determine whether and to what extent the base compensation should be increased as a result thereof. As additional incentive compensation, Trivest will also receive for each fiscal year during the term of the Management Agreement, an annual payment equal to 1% of the Company's earnings for such year before interest, taxes, depreciation and amortization and before compensation to Trivest under the Management Agreement, but only if such earnings before expenses exceed $20,000,000. Trivest will also receive a one-time fee, to be determined on a case by case basis by the Company and Trivest in good faith, with respect to (i) any acquisition or disposition of a business operation, introduced or negotiated by Trivest and (ii) certain other material non-ordinary course transactions involving or resulting from Trivest's efforts on behalf of the Company, including public or private financings.

         For 1998, the total fees paid to Trivest by the Company under the Management Agreement were $1,067,000.

         TRIVEST LEGAL DEPARTMENT. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1998, the Company paid Trivest approximately $48,000 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1998 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

         TERMINATION OF EXPENSE SHARING ARRANGEMENT; ASSIGNMENT OF LEASE AND CERTAIN RELATED ASSETS. As of January 1, 1998, the Company and Trivest terminated an expense sharing arrangement pursuant to which the Company had shared office space with other Miami-based entities affiliated with Trivest and the expenses associated therewith including lease and general and administrative were allocated on a proportionate basis among such entities. In connection with such termination the Company assigned an office lease and certain related fixed assets to Trivest II, Inc. ("Trivest II"), an affiliate of Trivest controlled by Mr. Powell. The lease that was assigned was the Company's lease for office space occupied by Trivest in Miami, Florida, pursuant to which the Company leased such space from the unaffiliated owner of the building. In connection with such lease assignment (i) Trivest II assumed approximately $170,000 of liabilities relating to such lease which were reflected on the Company's balance sheet, (ii) the Company transferred to Trivest II certain fixed assets located at the leased premises, including office equipment, furniture, leasehold improvements and artwork, and (iii) the Company agreed to continue providing to Mr. Powell and Dr. George the use of the leased automobiles provided by the Company for them plus related operating expenses through the time of expiration of such leases in 1999.

         STOCK OPTION EXERCISES. In 1998, the Company loaned Dr. George and Messrs. Powell, Murphy and Vanatta, directors of the Company, $200,103.75, $600,311.25, $78,906.06 and $100,050.06, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762 and 27,562 shares of Class B Common Stock, respectively. Each loan is evidenced by a promissory note due February 2001 that bears interest at a simple, per annum rate equal to Citibank's prime rate in effect from time to time, and is collateralized by the shares of Class B Common Stock. In April 1998, Mr. Vanatta repaid his loan in full.

         MISCELLANEOUS. Mr. Alvarez, a director of the Company, is a shareholder of Greenberg Traurig, P.A., a law firm which has been engaged to perform legal services for the Company in the past and which may be so engaged in the future. The fees received for such legal services in 1998 did not exceed five percent of the law firm's revenues.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP ("Ernst & Young") were the independent public accountants for the Company for the year ended December 31, 1998 and will serve in that capacity for the 1999 fiscal year unless the Board of Directors deems it advisable to make a substitution. It is not expected that representatives of Ernst & Young will attend the Annual Meeting.

         The accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") served as the Company's independent public accountants with respect to calendar years 1990-1997. Effective April 6, 1998, Coopers & Lybrand was dismissed by the Company's Board of Directors (pursuant to a duly authorized telephone conference call on April 6, 1998) based upon the recommendation of the Audit Committee (which recommendation was made pursuant to a duly authorized telephone conference call on April 6, 1998). During the 1996 and 1997 calendar years, there were no (i) disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its reports, or (ii) reportable events as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K. Coopers & Lybrand's reports on the financial statements of the Company for the two most recent calendar years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Upon recommendation by the Audit Committee effective April 6, 1998, the Company's Board of Directors engaged Ernst & Young as the Company's independent public accountants for calendar year 1998. Between January 1, 1996 and April 6, 1998, Ernst & Young was not consulted regarding any matters set forth in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-K.

                         1998 ANNUAL REPORT ON FORM 10-K

         The Company has mailed, with this proxy statement, a copy of the Annual Report to each shareholder as of the Record Date. If a shareholder requires an additional copy of the Annual Report, the Company will provide one, without charge, on the written request of any such shareholder addressed to the Company's Secretary at Atlantis Plastics, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Company knows of no matter that will be presented for consideration at the Annual Meeting other than the election of directors. If, however, any other matter should properly come before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2000 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by the Company on or before December 17, 1999.

         Shareholders interested in presenting a proposal for consideration at the 2000 annual meeting of shareholders must submit such proposal to the Company, and such proposal must be received by the Company on or before March 3, 2000.

                                            By Order of the Board of Directors,


                                            Marilyn D. Kuffner
                                            SECRETARY

Miami, Florida
April 7, 1999

                                                                      Appendix A

                                 [FORM OF PROXY]

                             ATLANTIS PLASTICS, INC.

        PROXY FOR HOLDERS OF CLASS A COMMON STOCK - 1999 ANNUAL MEETING

         SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF ATLANTIS PLASTICS, INC. TO BE HELD ON MAY 25, 1999, AT THE GRAND BAY HOTEL, 2669 SOUTH BAYSHORE DRIVE, MIAMI, FLORIDA, AT 9:30 A.M., LOCAL TIME, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES. SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF ANY NOMINEE NAMED ON THIS CARD IS UNABLE OR UNWILLING TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND PROXIES WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED OR DESIGNATED.

         The undersigned hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, proxies with full power of substitution to act for the undersigned, and to vote all shares of Class A Common Stock represented by this proxy which the undersigned may be entitled to vote, at the 1999 Annual Meeting and at any adjournment or postponement thereof as instructed herein and, in their discretion, on such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

\x\  PLEASE MARK YOUR
         VOTES AS IN THIS EXAMPLE

Item 1. Election of the following nominees as directors by the holders of Class A Common Stock, voting as a separate class.

FOR all nominees at         WITHHELD for all
    right (except           nominees at right     Nominees:
    as marked below)                              Charles D. Murphy, III
                                                  Chester B. Vanatta

         \ \                      \ \


WITHHELD for the following nominee(s) only:  print name(s)




_________________________________________


IMPORTANT -- PLEASE MARK, SIGN AND DATE AND RETURN PROMPTLY.



SIGNATURE(S) _______________________________________ DATE____________________


NOTE: Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.